EXHIBIT 10.1


                                    WAIVER


         I, Timothy Poster ("Employee"), in consideration of the Stock Purchase Agreement By and Among PB Gaming Inc., Post Financial Group, Inc., LSRI Holdings, Inc., and Landry's Restaurant, Inc. hereby unconditionally and irrevocably waive and concede all rights related to certain provisions of my Employment Agreement with Poster Financial Group, Inc. ("Employer"), entered into as of October 13, 2003, (the "Employment Agreement"), pursuant to the terms and conditions set forth in this Waiver (the "Waiver") and Section 28 of the Employment Agreement.

         1. Reduction of Base Salary. I hereby waive the right to receive annual base salary as defined in Section 5 of the Employment Agreement ("Base Salary") in excess of $100,000 effective December 19, 2004.

         2. Severance Payments. I hereby waive the right to (a) receive continued Base Salary payments for three (3) months from the date of termination of employment for death or Disability as set forth in Section 14(5) of the Employment Agreement and (b) receive continued Base Salary payments to the Third Anniversary of the Closing Date as a result of termination of employment by Employer other than for Cause or termination of employment by Employer for Good Reason as set forth in Section 16(1). This paragraph shall be effective as of the date hereof.

         3. Terms. All Terms not specifically defined in this Waiver shall have the meaning(s) set forth in the Employment Agreement.

         4. Governing Law. The laws of the State of Nevada shall govern the validity, construction interpretation of this Waiver, without regard to conflict of interest principles.

         I hereby agree that this Waiver shall be legally binding and enforceable and agree to execute any additional documents necessary to effectuate this Waiver.



 2/3/05                                               /s/ Timothy Poster
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 Date                                                 Timothy Poster
                                                      Employee

 Accepted this 3rd day of Feb, 2005

                                                     By:  /s/ Thomas Breitling
                                                          --------------------
                                                          Thomas Breitling
                                                          Board Member